SUPPLEMENT TO PROTOSOURCE CORPORATION
                         PROSPECTUS DATED MAY 14, 1997


     Andrew, Alexander, Wise & Company, Incorporated ("AAW"), the placement agent for ProtoSource Corporation's October 1996 private placement (the "Placement") and AAW's assignee, Howard Silverman, have forfeited all rights to 106,667 Warrants issued to them in the Placement as described herein under "Certain Transactions." All references herein to AAW and Mr. Silverman owning 146,667 Warrants are hereby changed to an aggregate of 40,000 Warrants.


Dated:  June 24, 1997